Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
      We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-132413) of Arch Coal, Inc. and in the related Prospectus,

(2) Registration Statement (Form S-3 No. 333-120781) of Arch Coal, Inc. and in the related Prospectus,

(3) Registration Statements (Form S-8 Nos. 333-30565 and 333-112536) pertaining to the Arch Coal, Inc. 1997 Stock Incentive Plan and in the related Prospectus,

(4) Registration Statement (Form S-8 No. 333-32777) pertaining to the Arch Coal, Inc. Employee Thrift Plan and in the related Prospectus,

(5) Registration Statement (Form S-8 No. 333-68131) pertaining to the Arch Coal, Inc. Deferred Compensation Plan and in the related Prospectus, and

(6) Registration Statements (Form S-8 Nos. 333-112537 and 333-127548) pertaining to the Arch Coal, Inc. Retirement Account Plan, of our reports dated February 26, 2007, with respect to the consolidated financial statements and schedule of Arch Coal, Inc., Arch Coal, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Arch Coal, Inc., included in this Annual Report (Form 10-K) of Arch Coal, Inc. for the year ended December 31, 2006.

St. Louis, Missouri
February 26, 2007